EXHIBIT 5.1

                                             GRAUBARD MOLLEN & MILLER
                                                 600 Third Avenue
                                                New York, NY  10016



                                October 29, 1999




Worlds Inc.
15 Union Wharf
Boston, MA 02109

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel to you in connection with the registration on Form S-8 under the Securities Act of 1933, as amended ("Securities Act"), by Worlds Inc. ("Company") of up to 3,000,000 shares of the Company's common stock, $.001 par value per share ("Common Stock"), issuable upon exercise of options or pursuant to other stock-based awards that have been or may be granted under the Company's 1997 Incentive and Non-Qualified Stock Option Plan (the "1997 Plan") and up to 590,000 shares of Common Stock issuable upon exercise of options that have been granted under certain other employee benefit plans ("Benefit Plans") of the Company. In August 1999, the Company's board of directors approved an amendment to the 1997 Plan which will increase the number of shares of common stock available for issuance upon exercise of options granted under the 1997 Plan from 1,000,000 to 3,000,000 shares, subject to the approval of the Company's shareholders.

                  In such capacity, we have examined, among other documents, the 1997 Plan, the forms of the stock option agreements between the Company and the grantees of options under the 1997 Plan and the Benefit Plans, copies of the certificate of incorporation and by-laws of the Company and copies of resolutions adopted by the Company's Board of Directors relating, among other things, to the adoption of the 1997 Plan and the amendment of the 1997 Plan and the authorization and sale of the shares of common stock to be sold pursuant to the 1997 Plan and the Benefit Plans. We have examined and relied upon, to the extent we deemed such reliance proper, certificates of officers and directors of the Company, certificates of certain public officials and such other records and documents as we have considered necessary or desirable and proper in order that we may render the opinion hereinafter set forth. We have assumed the authenticity of such certificate of incorporation and by-laws, resolutions,


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certificates, records and other documents examined by us and the correctness of all statements of fact contained therein, and nothing has come to our attention that indicates that such documents and other items are not authentic or correct. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals and the conformity to originals of all documents presented to us as conformed or reproduced documents. We have not examined the certificates for the shares of common stock other than specimens thereof.

                  As members of the Bar of the State of New York, we do not purport to be experts in the law of any jurisdiction other than the State of New York and with respect to the Federal law of the United States.

                  Based on the foregoing, we are of the opinion that the shares of Common Stock being offered pursuant to the 1997 Plan and the Benefit Plans, and the terms of the 1997 Plan and the respective Benefit Plans, have been duly authorized and, when issued and delivered against payment therefor, as contemplated by the 1997 Plan and the Benefit Plans, will be validly issued and fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the registration statement, to the use of our name as your counsel, and to all references made to us in the registration statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                  This letter is being delivered to you solely for your benefit and may not be relied upon in any manner by any other person.

                                               Very truly yours,

                                              /s/ Graubard Mollen & Miller

                                                  GRAUBARD MOLLEN & MILLER